UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Insmed Incorporated (the “Company”) is filing an amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2025 (the “Original Form 8-K”) for the purpose of amending the Original Form 8-K solely to correct the disclosure in Exhibit 99.1 to the Original Form 8-K to reflect the increased conversion rate pursuant to the “make-whole” provisions of the Indenture, dated as of January 26, 2018, as supplemented by the Second Supplemental Indenture, dated as of May 13, 2021, between the Company and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association (collectively, the “Indenture”), governing the Company’s 0.75% Convertible Senior Notes due 2028 (the “Notes”), due to the Company’s delivery of a notice of redemption prior to the maturity date of the Notes.

As of April 24, 2025, the conversion rate of the Notes is 31.2861 shares of common stock of the Company per $1,000 principal amount of Notes, taking into account that increase, which is equivalent to a conversion price of approximately $31.96 per share of common stock. Based on this conversion rate, an aggregate of up to 17,817,715 shares of common stock will be issued if all of the Notes are converted.

Other than as set forth in this Explanatory Note, this amendment does not amend any other disclosures in the Original Form 8-K.

Item 8.01	Other Events

The information set forth under the Explanatory Note above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2025	INSMED INCORPORATED

	By:	/s/ Michael A. Smith
	Name:	Michael A. Smith
	Title:	Chief Legal Officer and Corporate Secretary